EXHIBIT 10.77
                    ASSIGNMENT AND ACCEPTANCE


          Reference is made to the 1993 Amended and Restated Credit Agreement (the "Original Credit Agreement") dated as of August 26, 1993 between Gottschalks Inc., a Delaware corporation, as the borrower thereunder (the "Company"), and Wells Fargo Bank, N.A., a national banking association, as the lender thereunder ("Assignor"). All capitalized terms used, but not defined, herein shall have the respective meanings set forth in the Original Credit Agreement.

          Assignor and Barclays Business Credit, Inc., a
Connecticut corporation ("Assignee"), hereby agree as follows:

          1. Subject to the terms hereof, as of the Effective Date (as defined below), Assignor hereby sells and assigns to Assignee, WITHOUT RECOURSE, and without any promise, agreement, statement, representation, warranty or undertaking whatsoever except as expressly set forth herein, and Assignee hereby purchases and accepts from Assignor, (a) the Revolving Note, (b) all of Assignor's interest in the Revolving Facility and the Revolving Loans, (c) Assignor's security interest in the Collateral described on Exhibit A hereto (the "Assigned Collateral"), and (d) all of Assignor's rights with respect to the foregoing under the Original Credit Agreement, the Revolving Note, the Collateral Documents, and the other Loan Documents (all of the foregoing items (a) through (d) being the "Assigned Interest"). Assignor does not sell and assign, and retains (w) the Term Note, (x) all of its interests in the Term Facility and the Term Loans, (y) its security interest in all Collateral other than the Assigned Collateral, and (z) all of its rights with respect to the foregoing items (w) through (y) under the Original Credit Agreement, the Term Note, the Collateral Documents, and the other Loan Documents.

          2. Assignee shall pay to Assignor on the Effective Date an amount equal to the sum of (a) $19,815,720 ("the Pay-
Off Amount"), and (b) $ 4,984,280 (the "Cash Collateral Deposit"). Payment by Assignee of the Pay-Off Amount shall constitute payment in full for the Assigned Interest. The Cash Collateral Deposit shall secure the Company's reimbursement obligations to Assignor with respect to any Letters of Credit issued under the Revolving Facility and outstanding on the Effective Date. Assignor hereby confirms and agrees with respect to each such outstanding Letter of Credit that, immediately upon the earlier of (x) expiration of such Letter of Credit, and
(y) delivery to Assignor of the original of such Letter of Credit, Assignor shall refund to Assignee, by wire transfer to such account as Assignee may hereafter direct in writing, the full amount of the Cash Collateral Deposit relating to such Letter of Credit, to the extent not previously used to reimburse Assignor for any draw under such Letter of Credit.

          3. Assignor shall deliver to Assignee, (a) on the Effective Date, executed Uniform Commercial Code partial assignments of the financing statements filed by Assignor against the Company, listed on Exhibit B hereto, and (b) as promptly as practicable after the Effective Date, the Revolving Note, endorsed in favor of Assignee. Such endorsement may be accompanied by a statement that it is made WITHOUT RECOURSE and without any representation, warranty or undertaking whatsoever except as specifically set forth in this Assignment and Acceptance.

          4. Assignor hereby (a) represents and warrants to Assignee that, as of the Effective Date, (i) after crediting all other payments made by or on behalf of the Company on account of the Revolving Loans or any outstanding Letters of Credit, the aggregate outstanding Obligations with respect to the Revolving Loans owing to it is $ 19,815,720 and the aggregate outstanding Undrawn Amount (as defined in the Original Credit Agreement) of Letters of Credit issued under the Revolving Facility is approximately $ 4,984,280, and (ii) it is the legal and beneficial owner of the interest being assigned by it hereunder and Assignor is not aware of any adverse claim asserted against such ownership interest; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Original Credit Agreement, the Revolving Note, the Collateral Documents, or the other Loan Documents, (ii) the enforceability, genuineness, sufficiency or value of the Original Credit Agreement, the Revolving Note, the Collateral Documents, or the other Loan Documents, and (iii) the financial condition of the Company or the performance or observance by the Company of its obligations under the Original Credit Agreement, the Revolving Note, the Collateral Documents, or the other Loan Documents.

          5. The effective date for this Assignment and Acceptance shall be March 30, 1994 (the "Effective Date").

          6. From the Effective Date, Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights, and be released from its obligations to the Company, with respect to the Revolving Facility and the Revolving Loans under the Original Credit Agreement, the Revolving Note and the other Loan Documents. Assignor shall have no liability for, and Assignee shall indemnify and hold Assignor harmless from and against any liability arising as a result of, any obligation, act, omission, breach of duty or wrongful conduct of Assignee in connection with the Revolving Facility and the Revolving Loans from and after the Effective Date.

          7. The rights and interests assigned by Assignor to Assignee herein shall survive the termination of the Original
Credit Agreement and the other Loan Documents under and as defined in the Original Credit Agreement.

          8. At Assignee's request, Assignor shall promptly execute, or cause to be executed, and deliver to Assignee any and all documents, instruments and agreements reasonably requested by Assignee to give effect to or carry out the terms or intent of this Assignment and Acceptance. Assignee agrees to reimburse Assignor for its out-of-pocket expenses in complying with any such requests.

          9. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          10.  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED
BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE
OF LAW PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment and Acceptance to executed and delivered by a duly authorized officer as of the Effective Date.


                              WELLS FARGO BANK, N.A.



                              By:
                                   Bruce O'Neill
                                   Vice President


                              BARCLAYS BUSINESS CREDIT, INC.



                              By:
                                   Melvin L. Robbins
                                   Senior Vice President

          ACCEPTANCE AND ACKNOWLEDGMENT OF THE COMPANY

     The Company accepts the foregoing Assignment and Acceptance and the terms thereof, and represents and warrants that as of the Effective Date, (1) after crediting all other payments made by or on behalf of the Company on account of the Revolving Loans or any outstanding Letters of Credit, the aggregate outstanding Obligations with respect to the Revolving Loans owing by it is $19,815,720 and the aggregate outstanding amount of Letters of Credit issued under the Revolving Facility is approximately $4,984,280, and (2) the Company has no defenses, counterclaims or offsets of any nature whatsoever against Assignor under, with respect to, or in connection with the Revolving Facility, the Revolving Loans, the Original Credit Agreement, the Revolving Note, the Collateral Documents, or any of the other Loan Documents.

          The Company further confirms, agrees and acknowledges that as of the Effective Date, Assignor shall have no obligations to make any further loans or to extend any additional credit under the Revolving Facility, and Assignee shall have no obligations with respect to the Revolving Facility other than as provided for under that certain Loan and Security Agreement dated as of March 30, 1994, and the other "Loan Documents" defined therein. The Company acknowledges that Assignor and Assignee are entering into the foregoing Assignment and Acceptance in reliance on the representations and warranties made by the Company in connection herewith.

GOTTSCHALKS INC.



By:
     Alan A. Weinstein
     Senior Vice President and
     Chief Financial Officer

Date: March 30, 1994

             EXHIBIT A TO ASSIGNMENT AND ACCEPTANCE

          SECURED PARTY:  BARCLAYS BUSINESS CREDIT, INC.

                 DEBTOR:  GOTTSCHALKS INC.

Description of Assigned Collateral:

All (except to the extent provided below) the following property and interests in property of Debtor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (1) all accounts, credit card and charge card receivables, contract rights, chattel paper, instruments
(including certificated securities) and documents;

          (2) all inventory, including all goods intended for sale or lease by Debtor, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Debtor's business;

          (3) all general intangibles relating to or used or arising in connection with Debtor's ownership, use or sale of any of the foregoing, including all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all rights to indemnification and all other intangible property of every kind and nature (other than accounts);

          (4) all monies and other property of any kind of Debtor now or at any time or times hereafter, in the possession or under the control of Secured Party or a bailee of Secured
Party;

          (5) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of the items set forth in clauses (1), (2), (3), and (4) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the foregoing; and

          (6) all books and records (including customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Debtor pertaining to any of the items set forth in clauses (1), (2), (3), (4), or (5) above, provided, that Secured Party's security interest in the receivables arising out of Debtor's private label credit card program, and the collections and proceeds thereof in whatever form (including any related "instruments," "documents" and "chattel paper," each as defined under the California Uniform Commercial Code), all deposit accounts associated therewith, and all books and records related thereto, shall automatically terminate (but not Secured Party's security interest in the proceeds thereof consisting of any amounts paid by Gottschalks Credit Receivables Corporation) upon the sale of such receivables by Debtor to Gottschalks Credit Receivables Corporation.

             EXHIBIT B TO ASSIGNMENT AND ACCEPTANCE

UCC Financing Statements to be partially assigned:

                         Filing No.     Date

STATE OF CALIFORNIA      #93-183238     9/10/93

STATE OF OREGON          #R73711        9/23/93

STATE OF WASHINGTON      #93-253-0000   9/13/93